UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 6, 2012

WEST END INDIANA BANCSHARES, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-54578	36-4713616
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

34 South 7th Street, Richmond, Indiana	47374
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (765) 962-9587

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On January 6, 2012, the following individuals were each elected to serve as directors of West End Indiana Bancshares, Inc. (the “Company”), each for a term of three years and until their successor have been duly elected: Fredric A. Ahaus and John P. McBride.

Additionally, on January 6, 2012, BKD, LLP was ratified as the Company’s independent certified public accounting firm for the year ending December 31, 2012.

Item 8.01                Other Events

On January 10, 2012, the Company announced that it completed its stock offering in connection with the mutual to stock conversion of West End Bank, MHC, effective Tuesday, January 10, 2012. Shares of the Company’s common stock are expected to be quoted beginning on Wednesday, January 11, 2012 on the OTC Bulletin Board under the symbol “WEIN”.

In the offering, the Company sold 1,363,008 shares of its common stock at a price of $10.00 per share and contributed an additional 38,000 shares of its common stock to West End Bank Charitable Foundation, a not-for-profit charitable foundation that West End Bank, S.B. has established in connection with the stock offering and conversion. Additionally, the Company contributed $125,000 in cash to the foundation.

If you subscribed for stock and would like to confirm your purchase, please contact the Stock Information Center at (877) 298-6520. Stock certificates are currently being processed.

The subscription offering and community offering was managed by Keefe, Bruyette & Woods, Inc.  Luse Gorman Pomerenk & Schick, P.C. acted as counsel to West End Indiana Bancshares, Inc., West End Bank, MHC and West End Bank, S.B.

This Form 8-K contains forward-looking statements. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.”  Forward-looking statements, by their nature, are subject to risks and uncertainties.  Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, and legislative and regulatory changes that could adversely affect the business in which West End Indiana Bancshares, Inc. and West End Bank, S.B. are engaged.

Item 9.01.              Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.	Not Applicable.
(b)	Pro Forma Financial Information.	Not Applicable.
(c)	Shell Company Transactions.	Not Applicable.
(d)	Exhibit	Not applicable

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WEST END INDIANA BANCSHARES, INC.
DATE: January 10, 2012	By: /s/ John P. McBride
John P. McBride
President and Chief Executive Officer